UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Soliciting Materials Pursuant to §240.14a-12

COASTAL BANKING COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COASTAL BANKING COMPANY, INC.

36 Sea Island Parkway

Beaufort, South Carolina 29907

(843) 522-1228

April 22, 2009

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders on Wednesday, May 27, 2009 at 10:00 a.m. at the Hilton Garden Inn, 1500 Queen Street, Beaufort, South Carolina 29902.  We sincerely hope that you will be able to attend the meeting, and we look forward to seeing you.

The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting.  We will also report on our operations during the past year and during the first quarter of fiscal year 2009, as well as our plans for the future.

A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.

Please take this opportunity to become involved in the affairs of Coastal.  Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy card and return it to us in the envelope provided as soon as possible.  Returning the proxy card WILL NOT deprive you of your right to attend the meeting and vote your shares in person.  If you attend the meeting and wish to do so, you may withdraw your proxy and vote your own shares.

/s/ MICHAEL G. SANCHEZ	/s/ SUELLEN RODEFFER GARNER
Michael G. Sanchez	Suellen Rodeffer Garner
President and	Chairman of the Board
Chief Executive Officer

COASTAL BANKING COMPANY, INC.

36 Sea Island Parkway

Beaufort, South Carolina 29907

(843) 522-1228

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 27, 2009

The annual meeting of shareholders of Coastal Banking Company, Inc. will be held on Wednesday, May 27, 2009 at 10:00 a.m. at the Hilton Garden Inn, 1500 Queen Street, Beaufort, South Carolina 29902, for the following purposes:

(1)

to elect four (4) persons to serve as Class I Directors for a three-year term and one (1) person to serve as a Class III director for a remaining two-year term;

(2)

to approve an advisory (non-binding) resolution on the compensation of executive officers; and

(3)

to transact any other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has set the close of business on March 31, 2009 as the record date for determining the shareholders who are entitled to notice of and to vote at the meeting.

We hope that you will be able to attend the meeting.  We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present, whether in person or by proxy.

If you attend the meeting, you may revoke your proxy at the meeting and vote your shares in person.  You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

/s/ MICHAEL G. SANCHEZ
Michael G. Sanchez
President and
Chief Executive Officer

April 22, 2009

COASTAL BANKING COMPANY, INC.

36 Sea Island Parkway

Beaufort, South Carolina 29907

(843) 522-1228

__________________________________________________________

PROXY STATEMENT FOR 2009 ANNUAL MEETING

__________________________________________________________

INTRODUCTION

Time and Place of the Meeting

Our Board of Directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Wednesday, May 27, 2009 at 10:00 a.m. at the Hilton Garden Inn, 1500 Queen Street, Beaufort, South Carolina 29902, and at any adjournments of the meeting.

Record Date and Mailing Date

The close of business March 31, 2009 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting.  We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April 22, 2009.

Number of Shares of Common Stock Outstanding

As of the close of business on the record date, Coastal had authorized 10,000,000 shares of common stock, $.01 par value, of which 2,568,707 shares were issued and outstanding.  Each issued and outstanding share of common stock is entitled to one vote on all matters presented at the meeting.

VOTING AT THE ANNUAL MEETING

Proposal to be Considered

Shareholders will be asked to elect four persons to serve as Class I Directors for a three-year term and one person to serve as a Class III director for a remaining two-year term.  The persons nominated to serve as Class I and Class III Directors, as well as the continuing directors, are described beginning on page 4.  The Board of Directors recommends a vote FOR approval of this proposal.

Shareholders will be asked to approve a non-binding resolution approving the compensation of the executive officers as described in this proxy statement.  Because this shareholder vote is advisory, it will not be binding upon the Board of Directors.  The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.  The Board of Directors recommends a vote FOR approval of this proposal.

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card.  If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees, FOR the approval of the non-binding resolution approving executive officer compensation, and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting.  If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors.

You can revoke your proxy at any time before it is voted by delivering a written revocation of the proxy or a duly executed proxy bearing a later date to Paul R. Garrigues, Chief Financial Officer, at 1891 South 14th Street, Fernandina Beach, Florida 32034 by the close of business on the day prior to the shareholders meeting or by attending the meeting and voting in person.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy.  We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.  Only those votes actually cast for each proposal, however, will be counted for purposes of determining whether a proposal received sufficient votes to pass.

For the election of directors, a director nominee must receive more votes than any other nominee for the particular seat on the Board of Directors to be elected.  As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee.  At the present time, we do not know of any competing nominees.

To be approved, the advisory non-binding resolution approving the compensation of executive officers as described in this proxy statement requires the approval by the affirmative vote of a majority of the shareholders present in person or by proxy and entitled to vote at the meeting.  Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

Any other matters that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter.  Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

Abstentions.  A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum.  Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes.  Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members.  Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon.  Broker non-votes are included in determining the presence of a quorum.  A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

SOLICITATION OF PROXIES

Coastal pays for all costs associated with proxy solicitation.  Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax or otherwise.  We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL I:  ELECTION OF DIRECTORS

The Board of Directors consists of 11 members and is divided into three classes, with four members in Classes I and III and three members in Class II.  The directors in each class serve staggered terms of three years each.  The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of the director’s successor.  Each of our directors is also a director of our wholly-owned subsidiary, CBC National Bank. All of the Company’s directors, except for Mr. Sanchez, are independent directors under the National Association of Securities Dealers definition of “independent director.”

Set forth below is information about each of our director nominees and continuing directors.  The Class I director nominees are each standing for re-election for a three-year term expiring in 2012.  The Class III director nominee, Mark B. Heles, is up for election for a remaining two-year term expiring in 2011.  Mr. Heles was elected by the board of directors to fill a vacancy on the board in May 2008.

The Board unanimously recommends that the shareholders vote for the election of the Class I and Class III  Director Nominees set forth below.

Class I Director Nominees (Term Expiring 2012)

Christina H. Bryan, 63, Class I Director, joined the Board October 1, 2005.  Ms. Bryan served as a director of  First Capital Bank Holding Corporation from August 1998 until our merger with First Capital Bank Holding Corporation on October 1, 2005 and as a director of First National Bank of Nassau County from August 1998 until August 2008, when we merged our subsidiary banks.  Ms. Bryan is co-owner of  Florida Petroleum Corporation and YCG, Inc.  She is a board member of Baptist Medical Center-Nassau and is Chairman of the McArthur YMCA.  She is active in her church as a Trustee and Stephen Minister.  As a University of Florida graduate she serves as Director of Gator Boosters.

James W. Holden, Jr., 49, Class I Director, is a founding director who has served since 2000.  Dr. Holden is a licensed Veterinarian in South Carolina, North Carolina, and Georgia, and has been practicing Veterinary Medicine in Beaufort since 1986.  He has owned Holly Hall Animal Hospital since 1988 and established Sea Island Animal Hospital in 1999.  Dr. Holden is also owner and general partner of James W. Holden & Company, LLC, a real estate holding company.  He received his Doctor of Veterinary Medicine from the University of Georgia in 1983 and his Bachelor of Science from Clemson University in 1979.  He served as founding chairman of the board of directors of the Lowcountry Estuarium, a non-profit marine science education center located in Port Royal, South Carolina from 2001 through 2004.  He is a member and past president of the Rotary Club of Beaufort.  He is a 2003 graduate of the South Carolina Banker’s Association Director’s College.

James C. Key, 69, Class I Director, is a founding Director who has served since 2000.  Mr. Key is Managing Partner of Shenandoah Group, LLP, a firm providing governance, risk management and controls solutions.  He is a Certified Internal Auditor (CIA).  Mr. Key served as Director, Internal Audit - North America and Asia Pacific at IBM Corporation in Armonk, New York from 1992 until he retired in 1997.  He graduated from Syracuse University with a BA in Liberal Studies.  Mr. Key is active in the Institute of Internal Auditors (IIA) and is a frequent speaker and facilitator at conferences and seminars.  He has developed and delivered training for the IIA and others.  Mr. Key is President of the Thomas Jefferson District of the Unitarian Universalist Association in Charlotte, North Carolina.

Michael G. Sanchez, 59, Class I Director, has served as President and Chief Executive Officer of Coastal Banking Company since May 2008.  From August 2007 until May 2008, Mr. Sanchez served as Chief Executive Officer of Coastal Banking Company and, from our merger with First Capital Bank Holding Corporation in October 2005 until August 2007, he served as President of Coastal Banking Company.  Mr. Sanchez served as President and Chief Executive Officer First Capital Bank Holding Corporation from its organization in 1998 until the merger.  Mr. Sanchez became President and Chief Executive Officer of CBC National Bank in May 2008 and served as President and Chief Executive Officer of First National Bank of Nassau County from its inception in July 1999 until August 2008, when it merged with CBC National Bank.  He was formerly the president of Premier Bank, Atlanta, Georgia, and Summerville National Bank, Summerville, South Carolina.  He has over 30 years banking experience in large regional banks and in community banks in Georgia, South Carolina and Florida.  He graduated from the University of Georgia in 1971 with a degree in Political Science.

Class III Director Nominee (Term Expiring 2011)

Mark B. Heles, 59, Class III Director, is a founding director who served from May 1999 until our merger with First Capital Bank Holding Company in October 2005 and was re-elected to the board in May 2008 to fill a vacancy.  In 1976, he graduated from the University of South Carolina with a BS degree in Business Administration/Finance. Mr. Heles is a member of the National Association of Personnel Consultants and has held his CPC designation since  November, 1990.  He is the former president and founder of TempO Personnel Services, Inc., a full-service staffing agency with offices in Beaufort and Hilton Head Island, SC, which he sold in 2002. Upon the sale of his business, Mr. Heles was a staff consultant to Cone Financial Group, Inc. coordinating  recruiter training and sales within six southern states.  Upon semi-retirement in December of 2004, Mr. Heles formed Affordable Home Rentals, Inc. and Sea Island Properties, Inc. where he continues to serve as President and Chief Operating Officer. He is a graduate of the South Carolina Bankers Association Directors College.  Mr. Heles is a former president of the Hilton Head Island Rotary Club and past director for the Greater Beaufort Chamber of Commerce.  Additionally, he currently serves as president of H&H Quality Properties, LLC, a commercial and residential real estate holding company.

Class II Continuing Directors (Term Expiring 2010)

Suellen Rodeffer Garner, DDS, 52, Class II Director, is Chairman of the Board of Directors of Coastal Banking Company and CBC National Bank.  Dr. Garner has served as a director of Coastal Banking Company since our merger with First Capital Bank Holding Corporation in October 2005 and was a director of First Capital Bank Holding Corporation from 1998 until the merger.  Dr. Garner was a director of First National Bank of Nassau County from its inception in 1999 until its merger with CBC National Bank in May 2008.  Dr. Garner served as a director of Barnett Bank from 1990-1998.  In addition, Dr. Garner is a licensed orthodontist and a partner of Suellen Rodeffer and David Todd Garner DDS, PA since 1993.

Dennis O. Green, CPA, 68, Class II Director, is a founding director who has served since 2000.  He served as Chief Auditor for Citicorp, and its principal banking subsidiary, Citibank N.A. in New York, New York, from February 1990 to July 1997, when he retired.  He graduated in 1967 from Wayne State University with a degree in Business Administration/Finance and was licensed as a Certified Public Accountant by the State of Michigan in 1969.  Mr. Green is managing member and founder of Celadon LLC, developer of “Celadon,” a New Traditional Neighborhood development on Lady’s Island, Beaufort, SC.  He is a Director and Chair of the Audit Committee of Adesa, Inc.  He is Director and President of The Olive Tree Foundation, Director of Gray Holdings, LLP, Director and Chairman of the Audit Committee of Venture Inc. of Beaufort and Director and President of the Boys and Girls Club of Beaufort.

Ladson F. Howell, 65, Class II Director and Vice Chairman of the Board, is a founding director, who has served since 2000.  He is licensed to practice law in South Carolina and retired in January 2000 as a practicing attorney with Howell, Gibson & Hughes, PA, a law firm located in Beaufort, South Carolina, since 1968.  He has returned to work for Beaufort County as Staff Attorney.  He received his law degree from the University of South Carolina Law School in 1968 and a degree in Journalism from the University of South Carolina in 1965.  Mr. Howell was a former President of the Beaufort County Bar Association.  He currently is a member of the South Carolina State Bar Association, and the Board of Trustees of Carteret Street United Methodist Church.

Class III Continuing Directors (Term Expiring 2011)

Robert B. Pinkerton, 67, Class III Director, is a founding director who has served since 2000.  Mr. Pinkerton has been President and Chief Executive Officer of Athena Corporation, a manufacturer and fabricator of custom products for the construction industry since 1990.  Prior to that he was President and Chief Executive Officer of Blackstone Corporation (now part of Valeo) a multinational original equipment manufacturer of automotive engine cooling systems. He is also a principal in Beaufort Land Company, LLC and Village Renaissance, Inc., both developers in Beaufort, SC.  He holds a law degree, two engineering degrees and is a graduate of the South Carolina Bankers Association Directors College.  He serves as chairman of the Beaufort Redevelopment Commission, Treasurer of St Mark’s Chapel, on the Board of the Episcopal Forum of South Carolina, and is a former Assistant District Governor of Rotary.

Edward Wilson, 57, Class III Director, has served as a director since our merger with First Capital Bank Holding Corporation on October 1, 2005.  He served as a director of First Capital Bank Holding Corporation from 1998 until the merger.  Mr. Wilson is President and Owner of Morrow Insurance Group, Inc., an independent insurance agency concentrating on property and casualty insurance, employee benefits and financial services in North Florida and South Georgia since 1985.  He has offices in Madison, Yulee and Amelia Island.  He is a member of the Society of Certified Insurance Counselors and has held his CIC Designation since 1985.  He previously was owner and president of Investors Insurance Co. in Tallahassee, Florida and vice president of Variable Investment Plans, in Winter Park, Florida.  He has served as president and member of several social and business groups and organizations including the North Central Florida Regional Planning Counsel, Lions Club, Seminole Boosters, Boy Scouts of America and presently sits on several committees of the First Baptist Church of Fernandina Beach.  He currently is president of EEW Holdings, Inc. an investment-oriented company and a managing partner in Crooked River Pavilion LLC, an entertainment venue.  Mr. Wilson attended Florida State University, majoring in Advertising and Public Relations.

Marshall E. Wood, 62, Class III Director, has served as a director since May, 2007, and was a director of First Capital Bank Holding Corporation from 1998 until its merger with us October 2005.  Mr. Wood served as a director of First National Bank of Nassau County from its inception in 1999 until its merger with CBC National Bank in August 2008, when he became a director of CBC National Bank.  Mr. Wood served as a director of Barnett Bank from 1981 to 1997, and its successor, Nations Bank (Jacksonville), until May, 1998.  He graduated from the University of Georgia in 1968 with a degree in Business Administration and from the University of Tennessee with a Juris Doctor degree in 1972.  He is engaged in the practice of law in Fernandina Beach, Florida.  Mr. Wood serves as a director of the Boys & Girls Club of Nassau County and as a director of Baptist Medical Center Nassau.

Meetings and Committees of the Board

During the year ended December 31, 2008, the Board of Directors of Coastal held seven meetings.  Each director attended at least 75% of the meetings of Coastal’s Board of Directors and committees of the board on which he or she serves.

Annual Meeting Attendance.  Although the Company does not have a formal policy regarding its directors’ attendance at the annual meeting of shareholders, all directors are expected to attend the 2009 meeting and all directors attended the 2008 annual meeting.

Committees of the Board of Directors

Our Board of Directors has appointed a number of committees, including an audit, executive compensation and management resources, and corporate governance and nominating committee.  Each of these committees have adopted committee charters, which are available on our website at www.coastalbanking.com.  These committees are described below.

Audit Committee.  The Audit Committee is composed of Ms. Bryan and Messrs. Key, Wilson, Wood, and Green (as chair).  Each of these members is considered “independent” under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.  The Board also has determined that Mr. Green is an Audit Committee Financial Expert as defined by the rules of the Securities and Exchange Commission.  The Audit Committee met eight times in 2008.

The Audit Committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports received from regulatory authorities, and determining that all audits and examinations required by law are performed.  The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses.  The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts.  The Audit Committee reports its findings to the Board of Directors.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of Coastal’s 2008 audited consolidated financial statements.

•

The Audit Committee has reviewed and discussed Coastal’s 2008 audited consolidated financial statements with Coastal’s management;

•

The Audit Committee has discussed with the independent auditors, Mauldin & Jenkins, Certified Public Accountants, LLC, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of Coastal’s consolidated financial statements;

•

The Audit Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditors’ independence from Coastal; and

•

Based on review and discussions of Coastal’s 2008 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that Coastal’s 2008 audited consolidated financial statements be included in Coastal’s Annual Report on Form 10-K.

March 10, 2009	Audit Committee:

Christina H. Bryan
Dennis O. Green
James C. Key
Edward Wilson
Marshall E. Wood

Executive Compensation and Management Resources Committee.  The Executive Compensation and Management Resources Committee is composed of Ms. Bryan and Messrs. Heles, Pinkerton and Wilson.  Mr. Wilson is the chair of the committee.  The Executive Compensation and Management Resources Committee met ten times in 2008.

The Executive Compensation and Management Resources Committee has the responsibility of approving all elements of compensation for elected officers.  It also reviews and approves all awards, grants, and related actions under Coastal’s equity compensation plans.  The Executive Compensation and Management Resource Committee reviews and approves goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals, and recommends to the independent directors the Chief Executive Officer’s compensation level based on the committee’s evaluation.  The committee also reviews and recommends compensation levels for the two highest-paid executives of the bank to the Board of Directors.  The President and Chief Executive Officer recommends to the committee compensation levels for the Chief Financial Officer.

The committee determined director compensation based on its survey of director compensation in other publicly traded community banks of similar size.  The executive officers do not participate in determining director compensation.

The Executive Compensation and Management Resources Committee has the sole authority to retain consultants and advisors as it may deem appropriate and to approve the related fees and other retention terms.  The committee also has the authority to delegate appropriate matters to subcommittees as it may deem appropriate.

Pursuant to the Company’s participation in the United States Department of the Treasury’s (“Treasury”) Troubled Asset Relief Program (“TARP”), Capital Purchase Program (“CPP”), the Executive Compensation and Management Resources Committee must be comprised entirely of independent directors and is required to meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Company from such plans.  For more information on TARP CPP executive compensation requirements, please see “Participation in TARP Capital Purchase Program.”

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee is composed of Messrs. Green, Holden, Howell and Key.  Mr. Holden serves as the chair of the committee.  Each of the members of the committee is considered “independent” under Rule 4200(a)(15) of the 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

The Corporate Governance and Nominating Committee advises and makes recommendations to the Board of Directors regarding corporate governance principles and board practices by the Company.  The committee also recommends to the Board of Directors the Company’s slate of  nominees for election to the board.  The Corporate Governance and Nominating Committee met four times in 2008.

The Corporate Governance and Nominating Committee has not adopted a formal policy or process for identifying or evaluating director nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, our customers and shareholders and professionals in the financial services industry.  The committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise.  In evaluating potential director nominees, the committee has not prescribed any specific qualifications or skills but uses a variety of criteria to evaluate the qualifications and skills necessary for members of the Board of Directors.  Under these criteria, director nominees should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards.  Director nominees should also have broad experience at the policy-making level in business, government, education, technology, or public interest.  Director nominees should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.  Each director must represent the interests of the Company’s shareholders.

Additionally, in accordance with our bylaws, a shareholder may nominate persons for election as directors in opposition of the Company’s nominees.  Shareholders who wish to make a director nomination must deliver nominations in writing to the Secretary of the Company no later than:  (a) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, seven days after notice of the special meeting is given to shareholders.  Each notice must set forth:

•

the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•

such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•

the consent of each nominee to serve as a director of the Company if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Code of Ethics

We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.  We have adopted a formal code of ethics that applies to our senior executive officers and staff which is approved by our Board of Directors.  The Code of Ethics is available without charge upon request by contacting our Secretary in writing at Coastal Banking Company, Inc., 36 Sea Island Parkway, Beaufort, South Carolina 29907.

EXECUTIVE OFFICERS

The following table shows for each executive officer of Coastal:  (a) his name, (b) his age at December 31, 2008; (c) how long he has been an officer of Coastal; and (d) his positions with Coastal and CBC National Bank:

Name (Age)	Officer Since	Position with Coastal Banking Company and CBC National Bank
Michael G. Sanchez (59)	2005	President and Chief Executive Officer of the Company and CBC National Bank
Paul R. Garrigues (53)	2007	Chief Financial Officer of the Company and CBC National Bank
William Gary Horn (59)	2008	South Carolina Market President of CBC National Bank

Paul R. Garrigues, 53, has served as the Chief Financial Officer of Coastal Banking Company and CBC National Bank since September 10, 2007.  Prior to joining the Company, Mr. Garrigues served as senior vice president of secondary marketing at Seacoast National Bank in Stuart, Florida from June 2006 to September 2007.  Mr. Garrigues served as Senior Vice President and Chief Financial Officer of Big Lake National Bank in Okeechobee, Florida from February 2005 to June 2006, when Seacoast National Bank acquired Big Lake National Bank.  From October 2002 to January 2005, Mr. Garrigues served as the Chief Accounting Officer of Lydian Trust Company, a financial services company in Palm Beach Gardens, Florida.  Mr. Garrigues earned a bachelor’s degree in accounting from the University of Southern California.  He is a certified public accountant and is a member of the American Institute of Certified Public Accountants.

William Gary Horn, 59, has served as the South Carolina Market President for CBC National Bank since April 2008.  He joined CBC National Bank in January 2002 as Executive Vice President and Senior Credit Officer.  Prior to joining CBC National Bank, Mr. Horn served as President and Chief Executive Officer of Beach First National Bank in Myrtle Beach, South Carolina.  He also served as executive vice president and senior credit officer for Summerville National Bank in Summerville, South Carolina from 1993 to 1995.  Mr. Horn has over 30 years of experience in the banking industry.

Biographical information for Mr. Sanchez is included above under the headings “Class I Director Nominees (Term Expiring  2012).”

COMPENSATION

Compensation of Executive Officers

Summary Compensation Table.  The following table presents the total compensation the Company paid during the fiscal year 2008 to its President and Chief Executive Officer, Chief Financial Officer and two other most highly compensated executive officers.  No other executive officers of the Company earned over $100,000 in salary and bonus during the fiscal year 2008.

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)		Non-Qualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)
Michael G. Sanchez*	2008	201,000	––	––	––		––	86,336	287,336
President and	2007	189,000	––	––	94,500	(3)	––	86,129	369,629
Chief Executive Officer
Paul R. Garrigues	2008	154,500	––	13,826	31,011	(3)	––	9,418	208,755
Chief Financial Officer	2007	37,500	––	––	10,275	(4)	––	1,825	49,600
William Gary Horn	2008	146,350	9,167	4,187	––		570	10,818	171,092
South Carolina	2007	130,128	––	3,238	18,869	(4)	726	10,121	163,082
Market President
Randolph C. Kohn**	2008	65,600	––	––	––		1,591	496,155	563,346
President	2007	191,470	––	––	71,794	(3)	2,329	19,967	285,560

———————

*

Michael G. Sanchez has served as the Company’s Chief Executive Officer since August 27, 2007 and appointed President April 30, 2008, upon Mr. Kohn’s retirement.

**

Randolph C. Kohn served as the Company’s President from August 27, 2007 until April 30, 2008 when he retired.

Footnotes:

(1)

On March 21, 2008, the Company granted a restricted stock award to William Gary Horn for 5,000 shares of the Company’s common stock.  The value of the restricted stock award is based on the market value of the Company’s common stock on the grant date, which was $13.75 per share as reported on the Over-the-Counter Bulletin Board.  The award is being expensed on a straight line basis in accordance with FAS 123R.  The Company has no other shares of restricted stock outstanding.

(2)

See Note 13 “Stock Based Compensation”  to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for a description of forfeitures and assumptions made in the valuation of option awards.

(3)

Represents incentive compensation paid to Messrs. Sanchez, Garrigues and  Kohn pursuant to the terms of their Employment Agreements, which is described below under “Executive Agreements.”

(4)

Represents incentive compensation paid to Messrs.  Garrigues and Horn pursuant to the bank’s incentive compensation program, which is described below under “Incentive Compensation Program.”

(5)

Represents earnings on executives’ deferred compensation accounts, which are paid at a rate of 75% of CBC National Bank’s return on equity for the prior quarter, not to exceed 12% annually.  For more information, see “Executive Deferred Compensation Program” below.

(6)

Represents compensation to the named executives for the following:

Named Executive	401(k) Matching Contributions	Supplemental Retirement Benefits	Health Insurance Benefits	Life Insurance Benefits	Company Car	Club Membership Dues	Severance Payment
Michael G. Sanchez
2008	4,668	74,564	7,104	––	––	––	––
2007	4,508	74,567	7,054	––	––	––	––
Paul R. Garrigues
2008	4,378	––	5,040	––	––	––	––
2007	775	––	1,050	––	––	––	––
William Gary Horn
2008	4,578	––	6,240	––	––	––	––
2007	3,881	––	6,240	––	––	––	––
Randolph C. Kohn
2008	2,052	––	12,592	5,775	35,736	––	440,000
2007	5,941	––	6,240	5,775	––	2,011	––

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding equity awards previously granted to the named executive officers that were held by the named executive officers at December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)
Michael G. Sanchez Chief Executive Officer	29,611	––		8.61	10/27/2009
Paul R. Garrigues Chief Financial Officer	1,680	6,720	(1)	7.50	9/10/2017
William Gary Horn South Carolina Market President	840 11,576	1,260 ––	(2)	7.50 8.65	11/1/2016 1/5/2012	5,000	(3)	30,000

———————

(1)

On September 17, 2007, the Company granted Paul R. Garrigues an option to purchase 8,400 shares of the Company’s common stock at an original exercise price of $17.27 per share (as adjusted to reflect stock dividends).  On August 15, 2008 the Board of Directors of Coastal Banking Company approved a reduction in the exercise price of 42,603 incentive stock options that were previously issued and outstanding, including Mr. Garrigues’ option to purchase 8,400 shares.  As a result, the exercise price of Mr. Garrigues’ option was repriced to $7.50 per share.  The option vests in five equal annual increments on the anniversary of the grant date of the option.

(2)

On November 1, 2006, the Company granted William Gary Horn an option to purchase 2,100 shares of the Company’s common stock at an original exercise price of $21.91 per share (as adjusted to reflect stock dividends).  On August 15, 2008 the Board of Directors of Coastal Banking Company approved a reduction in the exercise price of 42,603 incentive stock options that were previously issued and outstanding, including Mr. Horn’s option to purchase 2,100 shares.  As a result, the exercise price of Mr. Horn’s option was repriced to $7.50 per share.  The option vests in five equal annual increments on the anniversary of the grant date of the option.

(3)

On March 21, 2008, the Company granted a restricted stock award to William Gary Horn for 5,000 shares of the Company’s common stock.  The restricted stock vests in five equal annual increments on the anniversary date of the grant date of the restricted stock.  The market price of the shares of stock that have not vested are based on the closing price of the Company’s stock as reported on the Over-the-Counter Bulletin Board for December 31, 2008.

Participation in TARP Capital Purchase Program

On December 5, 2008, the Company completed a transaction with the United States Treasury (“Treasury”) under the Troubled Asset Relief Program Capital Purchase Program (“TARP CPP”) established by the Emergency Economic Stabilization Act of 2008 (“EESA”).  Under the TARP CPP, the Company issued 9,950 shares of Series A Fixed Rate Cumulative Perpetual Preferred Stock and a ten-year warrant to purchase up to 205,579 of the Company’s common stock to Treasury for an aggregate purchase price of $9,950,000 in cash.

Pursuant to the Company’s participation in the TARP CPP, the Company is required to comply with certain limitations regarding the compensation if its executive officers, including taking all necessary actions to ensure that its benefit plans with respect to its Senior Executive Officers (as defined in the Securities Purchase Agreement related to the TARP CPP) comply with Section 111 of EESA.  The Company’s Senior Executive Officers under the Securities Purchase Agreement were Michael G. Sanchez, President and Chief Executive Officer; Paul R. Garrigues, Chief Financial Officer; William Gary Horn, South Carolina Market President; and Leo Deas, III, Executive Vice President, Lending.

On February 17, 2009, the President signed into law the American Recovery and Reinvestment Act of 2009 (the “ARRA”).  Among other provisions ARRA amends and restates the executive compensation provisions and corporate governance provisions under EESA and contains new restrictions on executive compensation applicable to participants in the TARP CPP.  The ARRA executive compensation standards remain in effect during the period in which any obligation, arising from financial assistance provided under the TARP CPP remains outstanding (the “TARP Period”), excluding any period during which the Treasury holds only the warrant to purchase common shares of the Company.

Key features of  ARRA that apply to the Company include:

•

limits on compensation that exclude incentives for Senior Executive Officers of the Company to take unnecessary and excessive risks that threaten the value of the Company;

•

a prohibition on payment or accrual of bonuses, retention awards and other incentive compensation to Mr. Sanchez, the Company’s most highly-compensated employee, excluding: (1) grants of restricted stock that do not fully vest during the TARP Period and do not have a value which exceeds one-third of Mr. Sanchez’s total annual compensation and (2) any bonus payments required to be paid pursuant to a employment contract that was executed on or before February 11, 2009, as such valid employment contracts are determined by the Secretary of the Treasury;

•

a prohibition on payments to our Senior Executive Officers and next five most highly compensated employees for a departure from the Company, except for payments for services performed or benefits accrued;

•

the recovery (“clawback”) of bonuses, retention awards and incentive compensation to any Senior Executive Officer or the next 20 most highly compensated employees if the payment was based on materially inaccurate statements of earnings, revenues, gains or other criteria;

•

a prohibition on compensation plans that encourage manipulation of reported earnings;

•

the establishment of a company-wide policy regarding “excessive or luxury expenditures”;

•

a requirement that the chief executive officer and the chief financial officer provide a written certification of compliance with the executive compensation restrictions in the Company’s annual filings with the SEC;

•

the establishment of a compensation committee of the board of directors that is comprised entirely of independent directors ant that shall meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the company from such plans; and

•

a requirement that TARP CPP recipients include in their proxy statements for annual shareholder meetings a non-binding “Say on Pay” shareholder vote on the compensation of executives as disclosed in the proxy statement.

The ARRA requires both Treasury and the SEC to issue rules to implement these new executive compensation restrictions.  As a result, until Treasury and the SEC publish their new rules, many aspects of the above restrictions will not be clear.  Pending such rules, the Company will make its best efforts to comply with the restrictions set forth above, including providing shareholders a non-binding vote on the compensation provided to the Company’s executive officers in Proposal II of this Proxy Statement.

On February 25, 2009, our Executive Compensation and Management Resources Committee and our Board of Directors adopted and a TARP Compensation Compliance Policy to address the executive compensation requirements under EESA, ARRA and the related Treasury regulations and guidance and are currently are reviewing all compensatory arrangements to ensure they comply with the executive compensation limits applicable under the TARP CPP. As Treasury and the SEC issue new rules to implement the ARRA standards set forth above, our Executive Compensation and Management Resources Committee will review the new rules and will modify our policy and executive compensations programs as appropriate.

Executive Agreements

We have entered into employment agreements with each of our named executive officer and have summarized the material terms of each of those agreements below.  In connection with the Company’s participation in the TARP CPP, each of our named executive officers, except for Mr. Kohn, have also entered into a separate letter agreement with the Company that sets forth the executives’ acknowledgement and agreement that certain amounts otherwise payable to the executive under the employment agreements described below or otherwise may be limited by the provisions of EESA during the period that the Treasury holds an investment in the Company under the TARP CPP.  See “Participation in the TARP Capital Purchase Program” above for a description of the executive compensation restrictions related to our participation in the TARP CPP.

Michael G. Sanchez.  On December 31, 2008, the Company, CBC National Bank and Michael Sanchez entered into a restated employment agreement that became effective on January 1, 2009 and was further amended on March 20, 2009.  The restated employment agreement supersedes the employment agreement among the Company, First National Bank of Nassau County and Mr. Sanchez dated April 6, 2005.  The primary purpose of the restated employment agreement was to conform the provisions of the prior employment agreement with federal tax law requirements governing the time and form of payments made under certain compensatory arrangements.  The federal tax law requires that written documentation reflecting such arrangements be in place by January 1, 2009.

Pursuant to the restated employment agreement, Mr. Sanchez serves as the President and Chief Executive Officer of the Company and the President and Chief Executive Officer of CBC National Bank.  The agreement continues the five-year term of the prior employment agreement that commenced on October 1, 2005 and, thereafter, automatically renews for successive one-year periods unless either party provides written notice at least 90 days prior to the expiration of the current term.

Mr. Sanchez’s annual base salary as of the effective date of the restated employment agreement was $201,000.  The Board of Directors is to review Mr. Sanchez’s base salary every year and may increase it from time to time.  Mr. Sanchez is also eligible to receive an annual cash bonus equal to up to 5% of the net pretax income of the Company, subject to a number of conditions and provided that the annual bonus is not to exceed 50% of the base salary paid to Mr. Sanchez as long as CBC National Bank maintains the existing, or a similar, supplemental retirement arrangement for Mr. Sanchez.  Mr. Sanchez is also entitled to the payment of life insurance premiums, the use of an automobile, and the opportunity to participate in all of the retirement, deferred compensation, equity incentive, welfare, and other benefit plans and programs maintained by the Company or CBC National Bank.

If Mr. Sanchez resigns for a good reason or is involuntarily terminated without cause (as those terms are defined in the restated employment agreement), Mr. Sanchez will be entitled to all accrued compensation; a pro rata portion of the current year target bonus; severance compensation in an amount equal to 200% of his then current annual base salary, payable in a lump sum; the continuation of benefit plan coverages at the employer’s expense for a period of 12 months following termination; and the automobile provided under the agreement free of any liens.

If Mr. Sanchez’s employment is terminated (i) involuntarily without cause following a change in control (as defined in the agreement); (ii) voluntarily by Mr. Sanchez for any reason within 12 months following a change in control; or (iii) voluntarily by Mr. Sanchez for good reason following a change in control, or before a change in control if he can demonstrate that an event causing good reason was done in connection with the change in control, Mr. Sanchez will be entitled to all accrued compensation; a pro rata portion of the current year target bonus; severance compensation equal to 2.99 times the average of the three highest calendar years of annual compensation paid to Mr. Sanchez in the five consecutive calendar-year period ending immediately prior to the calendar year in which the termination occurs, payable in a lump sum; the continuation of benefit plan coverages at the employer’s expense for a period of 12 months following termination; and the automobile provided under the agreement free of any liens.  Payments made to Mr. Sanchez in connection with a change in control are to be reduced to the extent necessary to avoid being characterized as “excess parachute payments” under Section 280G of the Internal Revenue Code; provided, however, that the amount otherwise payable to Mr. Sanchez will not be reduced if the net amount he would receive on an after-tax basis (including payment of the applicable excise tax payable under Section 280G) would be greater without the reduction than the net amount that he would receive on an after-tax basis with the reduction.

To comply with new federal tax law requirements, certain payments made to Mr. Sanchez in connection with a termination of employment may be delayed for up to six months from the effective date of termination.

During his employment and for a period of 12 months thereafter, Mr. Sanchez is prohibited from using or disclosing confidential information of the Company and CBC National Bank.  In addition, during his employment and for a period of 24 months thereafter, Mr. Sanchez is prohibited from, subject to limited exceptions, (a) competing with the Company or CBC National Bank by forming, serving as an organizer, director, or officer of, or acquiring or maintaining greater than a 1% passive ownership interest in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches located within a 35-mile radius of the Company’s or CBC National Bank’s main office; (b) soliciting customers for a competing business; or (c) soliciting employees for a competing business.  These restrictions against soliciting customers and personnel, however, will not apply following a change in control.

Under the terms of the employment agreement between the Company, CBC National Bank, and Mr. Sanchez, which was effective during 2007, Mr. Sanchez’s annual base salary was $189,000 in 2007.  Under the terms of this agreement Mr. Sanchez was also eligible to receive an annual cash bonus in 2007 equal to up to 5% of the net pretax income of First National Bank of Nassau Country, provided that this bonus not exceed 50% of the base salary paid to Mr. Sanchez as long as Coastal maintains Executive Supplemental Retirement Income Agreement for Michael Sanchez, dated October 20, 2004.  He was also entitled to life insurance premiums, an automobile, and to participate in all of the Company’s retirement, welfare, deferred compensation, insurance, and other benefit plans and programs.  .

Paul R. Garrigues.  On September 17, 2007, the Company entered into an employment agreement with Mr. Garrigues regarding his position as Chief Financial Officer of the Company.  The agreement was effective as of September 10, 2007 and the initial term is three years from the effective date.  The term will automatically renew for successive one-year periods unless either party provides written notice of its or his intent not to extend the agreement at least 90 days prior to the expiration of the current term.  The agreement was amended as of December 17, 2008 to conform to newly effective federal tax law requirements.  The amendment did not affect any material rights or obligations of the parties.

Under the terms of the agreement, as amended, Mr. Garrigues receives an annual base salary of $154,500, subject to an annual increase as determined by the Chief Executive Officer based on his evaluation of Mr. Garrigues’ performance.  Mr. Garrigues is entitled to a quarterly bonus equal to 2% of the quarterly net profits before taxes of the Company’s wholesale mortgage lending division.  Mr. Garrigues is also entitled to annual bonus compensation as determined by the Chief Executive Officer.  Increases to Mr. Garrigues’ base salary and annual bonus compensation are subject to necessary or desired approval by the Board of Directors.  Additionally, the agreement requires the Company to provide Mr. Garrigues with vacation time, reimbursement for reasonable business expense, and other customary benefits.

Under the terms of the agreement, Mr. Garrigues was also granted an option to purchase 8,400 shares of the Company’s common stock at an exercise price of $17.27 per share (as adjusted to reflect  subsequent stock dividends).  The exercise price per share was reduced to $7.50 by action of the Compensation Committee on August 15, 2008.  The option vests in five equal annual increments beginning on September 10, 2008.  The option was issued pursuant to the Company’s stock incentive plan and is governed by a related stock option agreement.

Generally, in the event Mr. Garrigues is terminated by the Company without cause (as defined in the agreement), the Company will be required to pay Mr. Garrigues an amount equal to 50% of his then current base salary in substantially equal installments for a period of six months.  If the Company terminates Mr. Garrigues’ employment without cause or Mr. Garrigues terminates his employment for good reason (as defined in the agreement), in either case within 24 months following a change in control of the Company (as defined in the agreement), the Company will pay Mr. Garrigues a lump sum severance payment equal to his then current base salary plus the annual average of the bonuses paid to Mr. Garrigues with respect to the last three calendar years.

If Mr. Garrigues’ employment is terminated by the Company or by Mr. Garrigues, Mr. Garrigues will be prohibited from competing with the Company and CBC National Bank or soliciting their customers or employees for a period of 12 months from the date of termination

William Gary Horn.  The Company and CBC National Bank are parties to a Salary Continuation Agreement with Mr. Horn.  Under the agreement, if Mr. Horn’s resigns, regardless of the reason, within twelve (12) months following a change in control (as defined in the agreement); resigns due to a material reduction in compensation or benefits that is attributable to a change in control; or is involuntarily terminated without cause at any time following a change in control, the Company and CBC National Bank are required to pay him a lump sum amount equal to the sum of his annual base salary then in effect plus the average of the annual bonuses paid to him during the immediately preceding three calendar years.  In addition, any earned or accrued bonuses, whether or not vested, and a pro rata share of any bonus for the calendar year in which the resignation or termination occurs also are payable in a lump sum.  The lump sum amonuts are generally payable within fifteen (15) days following the separation from service.

Randolph C. Kohn.  On April 29, 2008, the Company and CBC National Bank entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Kohn in connection with his retirement which was effective April 30, 2008.  Under the Separation Agreement, Mr. Kohn is entitled to $400,000 payable in 24 substantially equal monthly installments, a lump sum payment of $31,667 and $72 per month for twelve months in connection with long-term disability coverage.  The Separation Agreement also provides for the Company to pay $520 per month for 18 months for Mr. Kohn’s health insurance and $5,775 for the annual premium on a life insurance policy issued on Mr. Kohn for which the Company is the named beneficiary of 50% of the death benefits and the beneficiary of the remaining 50%of the benefits is named by Mr. Kohn.  The Company also transferred to Mr. Kohn title of the automobile that was provided to Mr. Kohn during his employment.

The Separation Agreement provides for a general release by Mr. Kohn and provides that the twenty-four month non-disclosure provision, twelve month non-solicitation and non-competition provisions and certain other provisions contained in Mr. Kohn’s Employment Agreement dated April 6, 2005 will continue if full force and effect.

Pursuant to the terms of the Employment Agreement between the Company, CBC National Bank and Mr. Kohn, dated April 6, 2005, Mr. Kohn’s annual base salary for 2007 was $191,470 and Mr. Kohn was also eligible to receive an annual cash bonus equal to up to 75% of his base salary based upon the achievement of certain criteria established by the Board.  He was also entitled to life insurance premiums, an automobile, club dues, and to participate in all of the Company’s retirement, welfare, deferred compensation, insurance, and other benefit plans and programs.

Pursuant to the Employment Agreement, for a period of 24 months following Mr. Kohn’s retirement on April 30, 2008, he is be prohibited from, subject to limited exceptions, (a) competing with Coastal and CBC National Bank by forming, serving as an organizer, director, or officer of, or acquiring or maintaining greater than a 1% passive ownership interest in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches located within a 50-mile radius of any of the Company’s offices; or (b) soliciting employees for a competing business.  In addition, for a period of 12 months following his retirement, he is be prohibited from soliciting customers for a competing business.

Incentive Compensation Program

During 2008 and 2007, CBC National Bank maintained an incentive compensation program for employees, officers and executive officers.  Under the program bonuses were paid based on performance criteria related to deposit growth, loan growth and net income.  Under the program, Mr. Garrigues and Mr. Horn were each eligible to earn a bonus of up to 33% of their respective base salaries if the bank met maximum performance goals, and 21% of their respective base salaries if the bank met threshold performance goals.  Under the 2007 performance criteria, Mr. Garrigues was paid $10,275 under the program and Mr. Horn was paid $18,869 under the program.  In 2008 the bank achieved the threshold performance goals for deposit and loan growth entitling Messrs. Garrigues and Horn to a bonus of 12.75% of their respective base salaries.  Mr. Garrigues and Mr. Horn voluntarily waived their incentive bonuses of $19,699 and $18,660, respectively, under the program during 2008 in light of the Company’s financial performance.  Messrs. Sanchez and Kohn were not eligible to participate in this incentive program.

The Executive Compensation and Management Resources Committee is evaluating the performance criteria for 2009 in light of the ARRA, which requires limits on compensation that exclude incentives for Senior Executive Officers to take unnecessary and excessive risks that threaten the value of the Company, and may determine to modify or discontinue this incentive program for senior executive officers in 2009.

Executive Deferred Compensation Program

We maintain an executive deferred compensation program to provide executive officers with an opportunity to defer compensation in an interest-bearing account.  Interest is credited on the account balance at an annual rate, compounded quarterly, equal to 75% of the Company’s return on equity for the previous quarter, not to exceed 12%.  Benefits are payable in 120 equal monthly installments commencing on the first day of the month following the executive’s normal retirement date.  Upon early retirement or the termination of employment following death, or disability, benefits are payable in a lump sum within 60 days of such termination.  In the event of a change in control, the account balance is credited with interest at the prime rate plus two percent (2%), compounded monthly, until normal retirement age and the account balance, as adjusted, is paid in 120 equal monthly installments commencing on the first day of the month following the executive’s normal retirement age.  Currently, Mr. Horn is the only named executive officer participating in the program.

Supplemental Executive Retirement Plan

In October 2004, the Board of Directors of our subsidiary, CBC National Bank, approved the Executive Supplemental Retirement Income Agreement for Michael Sanchez.  Under the agreement, the bank is required to make annual contributions on behalf of Mr. Sanchez to a retirement income trust fund or, alternatively, if and when Mr. Sanchez prematurely withdraws amounts from the retirement income trust fund, to begin crediting annual deferred compensation obligations on his behalf.  The amount of the annual contributions and deferred compensation credits are actuarially determined and are based on the annual incremental accounting accruals which would be required of the bank through the earlier of Mr. Sanchez’s death or age 65 under applicable accounting guidelines and assuming a discount rate equal to 6% per annum to pay a defined benefit to Mr. Sanchez commencing at age 65 equal to either (i) $48,000 annually (assuming the benefit were paid entirely from the retirement income trust fund) payable over 15 years or, in the alternative, (ii) $75,000 annually (assuming the benefit were paid entirely as an accrued deferred compensation obligation) payable over 15 years.  The total amount contributed to the retirement income trust fund, generally, is in no event to be less than the amount of the after-tax benefit that would have been payable to Mr. Sanchez had the retirement income fund trust not been established and the benefit obligation been accrued under applicable accounting guidelines.

If Mr. Sanchez is employed until reaching age 65 and has not elected to receive a lump sum payment, the retirement income trust fund and deferred compensation credits (if applicable) will be annuitized into monthly installments payable for 180 months.  At anytime during the payout period, Mr. Sanchez may elect to receive the unpaid balance in a lump sum payment.  The Bank and Mr. Sanchez amended the agreement in 2008 to conform its payment provisions to the requirements of Section 409A of the Internal Revenue Code.

The agreement also provides for payment of all or a portion of the described benefits in certain events occurring prior to Mr. Sanchez’s attainment of age 65, including death, change in control, termination of employment prior to age 65 and disability.

The agreement also provides that during his employment and for a period of 12 months following termination, Mr. Sanchez may not compete with the bank or any of its affiliates by, directly or indirectly, serving as a director, officer, employee, or consultant for, or acquiring or maintaining more than a 1% passive investment in, any business or enterprise that competes with the bank within a radius of 35 miles from the bank’s main office or any other office.

Director Compensation

Coastal directors were paid $500 per board meeting attended, and the chairman received $650 per meeting attended.  For each committee meeting attended, directors were paid $150 per meeting.  The Audit Committee chairman received $250 for each meeting attended.  The Governance Committee chairman received $200 for each meeting attended.  The Compensation Committee chairman received $200 for each meeting attended.  Total compensation for directors is set forth in the table below.

Name	Fees earned or paid in cash ($)	Change in Pension Value and Non-Qualified Deferred Compensation(1) Earnings ($)	Total ($)
Ron Anderson	16,200	––	16,200
Christina H. Bryan	18,650	––	18,650
Suellen Rodeffer Garner	21,750	––	21,750
Dennis O. Green	17,800	1,701	19,501
Mark Heles	14,900	––	14,900
James W. Holden, Jr.	18,650	1,797	20,447
Ladson F. Howell	20,200	2,206	22,406
James C. Key	15,250	1,629	16,879
Robert B. Pinkerton	18,700	1,869	20,569
Edward E. Wilson	18,700	––	18,700
Marshall E. Wood	16,350	––	16,350

———————

(1)

Director Deferred Fee Program.  CBC National Bank maintains a director deferred compensation program to provide its directors with an opportunity to defer board fees in an interest-bearing account.  Interest is credited on the account balance at an annual rate, compounded quarterly, equal to 75% of CBC National Bank’s return on equity for the previous quarter, not to exceed 12%.  All directors of the Company who are also directors of CBC National Bank participate in this program.  To conform its payment provisions to the requirements of Section 409A of the Internal Revenue Code, the bank amended the agreement associated with this program in 2008.

PROPOSAL II:  NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In February 2009, Congress enacted the American Recovery and Reinvestment Act of 2009 (the “ARRA”).  The ARRA imposes a number of requirements on financial institutions, such as Coastal Banking Company, that received an investment under the Capital Purchase Program of the United States Treasury’s Troubled Asset Relief Program (“TARP”).  One of the requirements is that at each annual meeting of shareholders during the period in which any obligation arising from TARP financial assistance remains outstanding TARP recipients shall permit a separate non-binding “say on pay” shareholder vote to approve the compensation of executives.

This proposal gives you as a shareholder the opportunity to vote for or against the following resolution:

“RESOLVED, that the shareholders of Coastal Banking Company (the “Company”) approve the compensation of the Company’s executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders, including the Executive Compensation tables and the related disclosure contained in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board.  However, the Executive Compensation and Management Resources Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

Shareholders are encouraged to carefully review the Compensation sections of this proxy statement for a detailed discussion of the Company’s executive compensation program.

The Board unanimously recommends a vote “FOR” the resolution approving the compensation of the Company’s executive officers.

Our overall executive compensation policies and procedures are described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement.  Our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders.  The Executive Compensation and Management Resources Committee, which is comprised entirely of independent directors, oversees our executive compensation program and continually monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with shareholder interests.

Our Board and our Executive Compensation and Management Resources Committee believes that our commitment to these responsible compensation practices justifies a vote by shareholders FOR the resolution approving the compensation of our executives as disclosed in this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information relating to beneficial ownership of Coastal is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended.  Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security.  Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.  A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from the record date.  Each person is the record owner of and has sole voting and investment power with respect to his or her shares.

The following table shows how much of our common stock is owned by the directors, certain named executive officers, and owners of more than 5% of the outstanding common stock, as of March 31, 2009.  These shares have been adjusted for all stock dividends.  Except as noted below, the mailing address for each beneficial owner is c/o Coastal Banking Company, Inc., 36 Sea Island Parkway, Beaufort, South Carolina 29907.

Name	Number of Shares Owned	Right to Acquire	Total Beneficially Owned	% of Outstanding Shares
Directors
Christina H. Bryan	44,145	––	44,145	1.72
Suellen Rodeffer Garner	69,722	––	69,722	2.71
Dennis O. Green	25,164	24,888	50,052	1.93
Mark Heles	36,807	17,363	54,170	2.10
James W. Holden, Jr.	23,504	13,311	36,815	1.43
Ladson F. Howell	15,435	7,717	23,152	0.90
James C. Key	14,693	11,576	26,269	1.02
Robert B. Pinkerton	24,598	23,152	47,750	1.84
Michael G. Sanchez	22,095	29,611	51,706	1.99
Edward E. Wilson	42,648	––	42,648	1.66
Marshall E. Wood	35,385	––	35,385	1.38
Total Directors (11 persons)	354,196	127,618	481,814	17.87

Non-Director Executive Officers
Paul R. Garrigues	1,000	1,680	2,680	0.10
William Gary Horn	13,455	12,416	25,871	1.00

Total Directors and Executive Officers (13 persons)	368,651	141,714	510,365	18.83

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company’s common stock.  Directors, executive officers and greater than 10% shareholders are required to furnish us with copies of the forms they file.  To our knowledge, based solely on a review of the copies of these reports furnished to us, during the fiscal year ended December 31, 2008, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except a timely filing on Form 3 was not made for Messrs. Heles and Deas, who each filed late the report of their respective initial beneficial ownership of Company stock; a timely filing on Form 4 was not made for Mr. Garrigues, representing an amendment to outstanding options to purchase; a timely filing on Form 4 was not made for Mr. Green, representing three transactions to sell and one transaction to purchase stock; a timely filing on Form 4 was not made for Mr. Holden, representing the purchase of stock; and a timely filing on Form 4 was not made for Mr. Wilson, representing the purchase of stock.

RELATIONSHIPS AND RELATED TRANSACTIONS

We have banking and other transactions in the ordinary course of business with our directors and officers and the bank and their affiliates.  It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.  We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the Company or the bank.  Loans to individual directors and officers must also comply with the bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.  The Company intends for all of its transactions with its affiliates to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

All of the Company’s directors, except for Mr. Sanchez, are independent directors under the National Association of Securities Dealers definition of “independent director.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Coastal has selected the accounting firm of Mauldin & Jenkins, Certified Public Accountants, LLC, to serve as principal accountant for Coastal for the fiscal year ending December 31, 2009.  A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

The following table shows the fees that the Company paid or accrued for the audit and other services provided by Mauldin & Jenkins for the fiscal years ended December 31, 2008 and 2007:

	Year Ended December 31, 2008	Year Ended December 31, 2007
Audit Fees	$88,500	$97,500
Audit-Related Fees	$8,600	$3,280
Tax Fees	$34,500	$23,380
All Other Fees	$––	$––
Total	$131,600	$124,160

Audit Fees

This category includes the aggregate fees billed for professional services rendered by Mauldin & Jenkins for the audit of our annual consolidated financial statements and the limited reviews of our quarterly condensed consolidated financial statements for the years ended December 31, 2008 and December 31, 2007.

Audit-Related Fees

This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Mauldin & Jenkins for the fiscal years ended December 31, 2008 and December 31, 2007.  These services principally included consultations concerning financial accounting and reporting standards.

Tax Fees

This category includes the aggregate fees billed for tax services rendered by Mauldin & Jenkins during fiscal years ended December 31, 2008 and December 31, 2007.  These services consisted of the preparation of original and amended federal and state income tax returns, tax consulting related to the preparation and filing of these returns, responding to tax notices from taxing authorities and other issues.

All Other Fees

This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered by Mauldin & Jenkins during the fiscal years ended December 31, 2008 and December 31, 2007.

Oversight of Accountants; Approval of Accounting Fees

Under the provisions of its charter, the Audit Committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses.  The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services.  The pre-approval process requires all services to be performed by our independent auditor to be approved in advance, regardless of amount.  These services may include audit services, audit-related services, tax services and other services.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

Shareholder Proposals

Any shareholder who wishes for a proposal to be included in the proxy statement and form of proxy relating to the 2010 annual meeting must deliver a written copy of the proposal to our principal executive offices no later than December 15, 2009.  To ensure prompt receipt, the proposal should be sent certified mail, return receipt requested.  Proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 to be included in the proxy materials.  Rule 14a-8 provides information regarding the content and procedure applicable to the submission of shareholder proposals to be included in the Company’s 2009 proxy statement.

Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in the proxy materials, must comply with Coastal’s bylaws.  Proposals must be delivered to the Secretary of the Company no less than 30 nor more than 60 days prior to the date of the 2010 annual meeting date; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within ten (10) days following the day on which notice of the meeting was mailed to shareholders.  Pursuant to our bylaws, the notice must set forth for each proposal:

(1)

a description of the business desired to be brought before the annual meeting (including the specific proposal(s) to be presented) and the reasons for conducting such business at the annual meeting;

(2)

the name and record address of the shareholder proposing such business;

(3)

the class and number of shares of the Company that are owned of record, and the class and number of shares of the Company that are held beneficially, but not held of record, by the shareholder as of the record date for the meeting if such date has been made publicly available, or as of a date within ten (10) days of the effective date of the notice by the shareholder if the record date has not been made publicly available; and

(4)

any interest of the shareholder in such business.

If a shareholder attempts to bring business before the annual meeting without complying with these provisions, the chairman may declare that the matter was not properly brought before the meeting and the business will not be transacted; provided, however, that the chairman of the meeting, for good cause shown and with proper regard for the orderly conduct of business, may waive the bylaw notice provisions.  Proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any shareholder proposal contained in a shareholder notice received by the Company after the bylaw notice deadline.

Shareholder Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and by sending it to the Secretary of the Company at the Company’s principal office at 36 Sea Island Parkway, Beaufort, South Carolina 29907.  The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

OTHER MATTERS

The Board of Directors of Coastal knows of no other matters that may be brought before the meeting.  If, however, any matters other than the election of directors or matters related to the election should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

If you cannot be present in person at the meeting, please complete, sign, date and return the enclosed proxy to us promptly in the postage-paid envelope provided.

April 22, 2009

COASTAL BANKING COMPANY, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 27, 2009

The undersigned hereby appoints Suellen Rodeffer Garner or Michael G. Sanchez or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Coastal Banking Company, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Wednesday, May 27, 2009 at 10:00 a.m. at the Hilton Garden Inn, 1500 Queen Street, Beaufort, South Carolina 29902, and at any adjournments of the Annual Meeting, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, the receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR BOTH PROPOSALS.

PROPOSAL I:

To elect Mark B. Heles to serve as a Class III Director of Coastal Banking Company, Inc. for a remaining two-year term and the four (4)persons listed below to serve as Class I Directors of Coastal Banking Company, Inc. for a three-year term:

	Christina H. Bryan	James C. Key
	James W. Holden, Jr.	Michael G. Sanchez

☐	FOR all nominees listed above (except as indicated below)	☐	WITHHOLD authority to vote for all nominees listed above

INSTRUCTION: To withhold authority for any individual nominee, mark “FOR” above, and write the nominee’s name in this space

PROPOSAL II: To approve the following resolution:

“Resolved, that the shareholders of Coastal Banking Company (the “Company”) approve the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders, including the Executive Compensation tables and related disclosure in the Proxy Statement.”

☐	FOR ☐	AGAINST ☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED

BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER

MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

If stock is held in the name of more than one person, all holders must sign.  Signatures should correspond exactly with the name or names appearing on the stock certificate(s).  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature(s) of Shareholder(s)

[LABEL]
Name(s) of Shareholders(s)

		Date:		, 2009
(Be sure to date your proxy)

Please mark, sign and date this proxy, and return it in the enclosed return-addressed envelope. No postage necessary.
I WILL	WILL NOT	ATTEND THE ANNUAL SHAREHOLDERS MEETING.